             AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT BY AND AMONG

      GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK ON BEHALF OF ITSELF
                           AND ITS SEPARATE ACCOUNTS,

                             FAM DISTRIBUTORS, INC.

                                       AND

                    MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

WHEREAS, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK on behalf of itself and its separate accounts, FAM DISTRIBUTORS, INC. and MERRILL LYNCH VARIABLE SERIES FUNDS, INC. have previously entered into a Participation Agreement dated May 1, 2004 (the "Agreement");

NOW, THEREFORE, the partied hereby agree as follows:

1. Schedule B is replaced in its entirety with the attached. (Amendment No. 1 to Schedule B)

2. Schedule C is replaced in its entirety with the attached. (Amendment No. 1 to Schedule C)

3. The Agreement, as supplemented by this Amendment and the Amendment No. 1 to Schedules B and C attached hereto, is ratified and confirmed effective April 29, 2005.

GE CAPITAL LIFE ASSURANCE COMPANY on behalf of itself and its separate accounts


By:
    ------------------------------------
    Geoffrey S. Stiff
    Senior Vice President


FAM DISTRIBUTORS, INC.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


MERRILL LYNCH VARIABLE SERIES FUNDS, INC.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                          Amendment No. 1 to Schedule B

Portfolios and Classes of Merrill Lynch Variable Series Funds, Inc. Offered to Segregated Accounts of GE Capital Life Assurance Company of New York:

     Merrill Lynch Basic Value V.I. Fund - Class III Shares
     Merrill Lynch Global Allocation V.I. Fund - Class III Shares
     Merrill Lynch Large Cap Growth V.I. Fund - Class III Shares
     Merrill Lynch Value Opportunities V.I. Fund - Class III Shares

                          Amendment No. 1 to Schedule C

     The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of GE Capital Life Assurance Company of New York:

Name                                                                              Signature
----                                                                              ---------


John E. Karaffa Vice President and Controller
                                                                          ------------------------


Heather Harker Vice President and Associate General Counsel
                                                                          ------------------------


Bonnie Turner VA Leader
                                                                          ------------------------


Michelle Manning VA Specialist
                                                                          ------------------------


Thomas E. Duffy Senior Vice President, General Counsel and Secretary
                                                                          ------------------------


J. Kevin Helmintoller Senior Vice President and Chief Financial Officer
                                                                          ------------------------

                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this        day of      , 2004, by and among MERRILL
                                 ------        -----
LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), FAM DISTRIBUTORS, INC., a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "Underwriter"), and GE Capital Life Assurance Company of New York, a life insurance company organized under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:

     WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

     WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

     WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

     WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Fund Exemptive Order");

     WHEREAS, Merrill Lynch Investment Managers, L.P. ("MLIM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1
                      Sale and Purchase of the Fund Shares

1.1 Placing Orders

          (a) The Fund or its designated agent shall determine the net asset value per share for each Portfolio available each Business Day and will use its best effort to provide the Company with the net asset value per Share for each Portfolio by 7:00 p.m. Eastern Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Fund calculates the Portfolios' net asset value. The Fund will notify the Company as soon as possible if on any Business Day it is determined that the calculation of net asset value per share will be available after 7:00 p.m. Eastern Time.

          (b) The Company will place orders to purchase or redeem Shares with the Fund or its designated agent, in writing or electronically by 8:30 a.m. Eastern Time the following Business Day after receipt of such orders from the Accounts.

          (c) With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 1.2, below.

          (d) If the Fund provides materially incorrect Share net asset value information (as determined under SEC guidelines), the Company or Fund, as applicable, shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

1.2 Payments

          (a) The Company shall pay for Shares of each Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 5:00 P.M. Eastern Time on the Business Day the Fund is notified of the purchase request for Shares.

          (b) The Fund will wire payment in federal funds for net redemption's to an account designated by the Company by 5:00 p.m. Eastern Time on the Business Day the order is placed. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company. Such payment may be delayed if, for example, the Fund's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

1.3 Applicable Price

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that the Company receives prior to the close of regular trading on any Business Day (ordinarily 4:00 p.m. Eastern Time) will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the orders. For purposes of this Section 2.3(a), the Company shall be the designated agent of the Fund for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Fund; provided (i) such orders are received by the Company in good order prior to the close of trading on any Business Day; and
(ii) that the Fund receives written notice of such orders by 9:00 a.m. Eastern Time on the following Business Day.

          (b) All other Share purchases and redemptions by the Company will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Fund, its designated agent of the order therefore, and such orders will be irrevocable.

1.4 Dividends and Distributions

          The Fund or its designated agent will furnish notice by telephone (followed by written confirmation) on or prior to the payment date to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolio. The Company hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Portfolio at the ex-dividend date net asset values until the Company otherwise notifies the Fund or its designated agent in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day.

1.5 Book Entry

          Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company. Shares ordered from the Fund will be recorded in an appropriate title for the Company, on behalf of its Accounts.

1.6 The Underwriter reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Underwriter, in its sole opinion, believes the Company's Contract holder(s) is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract holders, to provide such relevant information about Market Timers to Underwriter as it may reasonably request, including but not limited to such Contract holder's identity, and to prevent Market Timing from occurring by or because of Contract holders. Failure of either the Underwriter or the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Underwriter's rights under this section.

                                    ARTICLE 2
                           Obligations of the Parties

     2.1 Except as otherwise specifically provided herein, each party will bear all expenses incident to its performance under this Agreement. The Fund shall pay no fee or other compensation to the Company under this Agreement. Notwithstanding the preceding sentence, the Underwriter agrees to pay to the Company an amount equal to the relevant Rule 12b-1 fee for such class of Shares sold to the Company, as such fee is described in the Fund's then current prospectus and Rule 12b-1 plan, in exchange for distribution and/or account maintenance services performed by the Company.

     2.2 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

2.3 Distribution Expenses

          The Company will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants") the following documents, whether they relate to the Account or the Fund: prospectuses (including any supplements thereto), statements of additional information, proxy materials and periodic reports. These costs would also include the costs of preparing, printing, and distributing sales literature and advertising relating to the Portfolios (all of which require the prior written consent of the Fund or its agents) to the extent such materials are distributed in connection with the Contracts, and, except for advertising materials prepared by the Fund, filing such materials with, and obtaining approval from, the SEC, NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required by law.

2.4 Other Expenses

          (a) The Fund will bear the cost of printing and delivering the Fund Prospectus to existing Participants who have directed the Company to purchase Shares of the Fund, and will bear the proportionate cost of preparing and printing any supplements or amendments to the Fund Prospectus to the extent that such supplements or amendments were not required by the Company. As mutually agreed, the Fund or the Adviser shall either (a) provide the Company with as many copies of the Fund's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company in electronic format (PDF or other agreed upon format) of such documents in a form suitable for printing) and as stated in Section 2.4(c) below.

          (b) The Company will bear the costs of preparing, filing with the SEC and printing each Contract's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Contract Prospectus"), any periodic reports to Participants, voting instruction solicitation material and the Fund prospectus, except as provided in paragraph (a) above, and other Participant communications to the extent required by federal or state law or as deemed appropriate by the Company.

          (c) The Company will, to the extent required by law, print in quantity and deliver to existing Participants the documents described in Section 2.4(b) above and will deliver to such Participants the prospectuses as provided by the Fund. The Company may elect to receive such prospectuses in camera ready and/or computer diskette format and the Fund will make reasonable effort to use computer formatting requested by the Company, including but not limited to, PDF, HTML. The Fund will print the Fund statement of additional information, proxy materials relating to the Fund and periodic reports of the Fund.

2.5 Parties To Cooperate

          Each party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Fund and the Accounts.

2.6 Documents Provided by The Company; Information About the Fund

          (a) The Company will provide to the Fund or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, within five Business Days preceding the filing of such document with the SEC or other regulatory authorities, provided such filing names or directly effects the Fund or the Adviser.

          (b) The Company will provide to the Fund or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which any Portfolio, the Fund or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Fund or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

          (c) For the purposes of this Section 2.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article)), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

2.7 Documents Provided by Fund; Information About The Company

          (a) The Fund will provide to the Company at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or the Shares of a Portfolio, within a reasonable period of time following with the filing of such document with the SEC or other regulatory authorities.

          (b) The Fund will provide to the Company copies of all Fund prospectuses, and printed copies of all statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Portfolio. The Fund will provide such copies to Company in a timely manner so as to enable the Company to print and distribute such materials within the time required by law to be furnished to Participants.

          (c) The Fund will provide to the Company or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which the Company, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Company or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

          (d) Neither the Fund nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning the Company, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) in published reports for the Account or the Contracts that are in the public domain and approved by the Company for distribution; or (iii) in sales literature or other promotional material approved by the Company or its affiliates, except as required by legal process or regulatory authorities or with the express written permission of the Company.

          (e) The Underwriter shall maintain and implement procedures reasonably designed to ensure that information concerning the Company, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither the Company, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

          (f) For purposes of this Section 2.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article)), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

     2.8 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

     (a) the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP"), if any);

     (b)  the Company's quarterly statements, if any;

     (c) any financial statement, proxy statement, notice or report of the Company sent to policyholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

     2.9 At the reasonable request of the Company or its designee, the Fund or the Underwriter shall furnish, or cause to be furnished, to the Company or its designee copies of the following reports:

     (a) the Fund's annual financial report (prepared under generally accepted accounting principles ("GAAP"), if any);

     (b)  the Fund's quarterly statements, if any;

     (c) any registration statement (without exhibits) and financial reports of the Fund filed with any regulator.

     2.10 The Company shall not give any information or make any representations or statements on behalf of or concerning the Fund Parties in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

     2.11 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or prospectuses for the Contracts (as such registration statements and prospectuses may be amended from time to time), reports of the Contracts, Contract supported proxy statements, or in sales literature or other promotional material approved by the Company, except with written permission by the Company.

     2.12 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

     2.13 Solely with respect to Contracts and Accounts, if any, which are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares; (b) the Fund shall require all Participating Insurance Companies that invest in the Fund on behalf of separate accounts which are registered as unit investment trusts under the 1940 Act to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; and (c) with respect to each Account, the Company will vote Shares held by the Account and for which no timely voting instructions from Contract owners are received in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from policy owners. To the extent that the Company provides pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares, the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

2.14 Notice of Certain Proceedings and Other Circumstances

     (a) The Fund will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act and the 1940 Act or the Fund's prospectus; (ii) any request by the SEC for any amendment to such registration statement or the Fund Prospectus that may affect the offering of Shares of any Portfolio; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstance in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) The Company will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Account's registration statement under the 1933 Act and the 1940 Act relating to the Contracts or each Account's prospectus; (ii) any request by the SEC for any amendment to such registration statement or the Account Prospectus that may affect the offering of Shares of any Portfolio;
          (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstance in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                    ARTICLE 3
                         Representations and Warranties

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the Commonwealth of Virginia and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless otherwise exempt therefrom, to serve as a segregated investment account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act, unless otherwise exempt therefrom, prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

     3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.4 (a) The Company shall (i) qualify each Contract as a "variable annuity contract" or variable life insurance policy" for purposes of 817(h) of the Code and Treasury Regulations promulgated thereunder, (ii) maintain such qualification for each Contract, (iii) qualify each Account as a "segregated asset account" for purposes of Section 817(h) of the Code and Treasury Regulations promulgated thereunder, (iv) maintain such qualification for each Account, (v) ensure that access to each Account is and will continue to be only available through the purchase of a "variable contract" within the meaning of
Section 1.817-5(t)(2)(B) of the Treasury Regulations, (vi) only purchase Shares on behalf of an Account or its general account within the meaning of Section 1.817-5(f)(3)(i) of the Treasury Regulations, provided that it otherwise satisfies the requirements of said section of the Treasury Regulations.

          (b) The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will continue to meet such definitional requirements and will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     3.5 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

     3.6 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

     3.7 The Fund represents that it will comply and maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.6 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     3.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

                                    ARTICLE 4
                               Potential Conflicts

     4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Fund. The Company will assist the Fund in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Fund with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Directors, or a majority of the Fund's Directors who are not affiliated with the Adviser or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within 60 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 60 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

     4.7 The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                                    ARTICLE 5
                                 Indemnification

     5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, Account prospectus, sales literature or other advertising for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale, marketing or distribution of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
     Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement;

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

          (f) arise as a result of failure to transmit a request for purchase or redemption of Shares or payment therefore within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement; or

          (g) arise as a result of any unauthorized use of trade names of the Fund to the extent such use is not required by applicable law or regulation.

     5.2 The Underwriter and the Fund agree to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article
5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or other wise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article
     5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

           (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company

     Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale, marketing or distribution of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

          (d) arise out of or result from any failure by the Underwriter or the Fund to provide the services or furnish the materials required under the terms of this Agreement;

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; or

          (f) arise as a result of any unauthorized use of trade names of the Company to the extent such use is not required by applicable law or regulation.

     5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2 unless such party shall be prejudiced in its ability to defend as a result of such failure to notify.

     5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

5.6 Effect of Notice

          Any notice given by the indemnifying party to an Indemnified Party above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

5.7 Successors

          A successor by law of any party shall be entitled to the benefits of the indemnification contained in this Section 5.

5.8 Force of Nature

          The Fund, the Underwriter and/or the Company shall not be responsible or liable for any failure or delay in the performance of their obligations under this Agreement, arising out of or caused, directly or indirectly, by circumstances beyond their control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; terrorism; epidemics; riots; interruptions; loss or malfunctions of utilities; transportation; computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

                                    ARTICLE 6
                                   Termination

     6.1 This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice delivered to the other party.

     6.2 This Agreement may be terminated at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

     6.3 This Agreement may be terminated at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify.

     6.4 This Agreement may be terminated by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice from the Fund or Underwriter of such breach.

     6.5 This Agreement may be terminated at the option of the Company upon the institution of formal proceedings against the Fund, the Adviser or the Underwriter by the NASD, the SEC, the state securities department or any other regulatory body regarding the Fund's, Adviser's or Underwriter's duties under this Agreement or related to the sale of Portfolio Shares, the Operation of the Fund or its Portfolios, the administration of the Fund or its Portfolios, or an expected or anticipated ruling, judgment or outcome which would, in the Company's respective reasonable judgment, materially impair the Fund, the Adviser or the Underwriter to meet and perform any an all obligations and duties hereunder.

     6.6 This Agreement may be terminated at the option of the Company if the Internal Revenue Service determines that any Portfolio fails to qualify as a "Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or if the Company reasonably believes that the Portfolio may fail to so qualify.

     6.6 This Agreement may be terminated if the Company shall determine, in its sole reasonable judgment exercised in good faith, that either (1) the Fund shall have suffered a material adverse change in its business or financial condition;
(2) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (3) the Fund or Underwriter breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice to the Fund or the Underwriter from the Company of such breach.

     6.7 Notwithstanding any termination of this Agreement, the Fund will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     6.8 In the event of a termination of this Agreement pursuant to this
Article 6, the Fund and the Underwriter shall promptly notify the Company whether the Underwriter and the Fund will continue to make Shares available after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.8 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

     6.9 The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Article 2 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.8.

     6.10 All warranties and indemnifications will survive the termination of this Agreement.

                                    ARTICLE 7
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund or the Underwriter:

          Merrill Lynch Variable Series Funds, Inc.
          c/o FAM Distributors, Inc.
          800 Scudders Mill Road
          Plainsboro, NJ 08536
          Attention: Allan J. Oster, Esq.

     If to the Company:

          GE Capital Life Assurance Company of New York
          6610 West Broad Street
          Richmond, Virginia 23230
          Attention: Heather Harker

                                    ARTICLE 8
                           Trademarks and Trust Names

          (a) The Fund and its affiliates, own all right, title and interest in and to the names, trademarks and service marks and such other trade names, trademarks and service marks as may be identified to the Company from time to time (the " licensed marks"). Upon termination of this Agreement the Company and its affiliates shall cease to use the licensed marks, except to the extent required by law or regulation.

          (b) GE Capital Life Assurance Company of New York and its affiliates, own all right, title and interest in and to the trade names, trademarks and service marks as may be identified to the Adviser, Underwriter and/or the Fund from time to time (the "Company licensed marks"). Upon termination of this Agreement the Fund, the Adviser and their affiliates shall cease to use the Company licensed marks, except to the extent required by law or regulation.

                                    ARTICLE 9
                    Confidentiality and Anti-Money Laundering

          Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

          The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. The Company agrees to provide the Underwriter with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Underwriter to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Underwriter, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

          Notwithstanding the foregoing, the Parties acknowledge and agree that their rights and obligations under this Agreement are subject to all applicable federal and state privacy laws, including Title V of the Gramm-Leach-Bliley Act and any implementing rules, regulations and authoritative guidelines of any applicable regulatory agency thereunder, and any other privacy laws to which the Parties may be subject. The Parties further agree that no party shall be obligated to take any action under this Agreement which is prohibited under any such law, rule regulation or authoritative guideline of any applicable regulatory agency, and that they shall amend this Agreement to the extent necessary to comply with such federal and state privacy laws, rules, regulations or authoritative guidelines of any applicable regulatory agency.

                                   ARTICLE 10
                                  Miscellaneous

     10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     10.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

     10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

     10.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     10.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other parties.

     10.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                        GE CAPITAL LIFE ASSURANCE COMPANY OF
                                        NEW YORK


                                        By:
                                            ------------------------------------
                                        Name: Geoffrey S. Stiff
                                        Title: Senior Vice President


                                        MERRILL LYNCH VARIABLE SERIES FUNDS,
                                        INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FAM DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule A

Segregated Accounts of GE Capital Life Assurance Company of New York Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

GE Capital Life Separate Account II
GE Capital Life Separate Account III

                                   Schedule B

Portfolios and Classes of Merrill Lynch Variable Series Funds, Inc. Offered to Segregated Accounts of GE Capital Life Assurance Company of New York

Merrill Lynch Basic Value V.I. Fund - Class III Shares
Merrill Lynch Small Cap Value V.I. Fund - Class III Shares

                                   Schedule C

Persons Authorized to Act on Behalf of GE Capital Life Assurance Company of New York

     The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of GE Capital Life Assurance Company of New York:

Name                                                      Signature
----                                                      ---------

John E. Karaffa,
Vice President and Controller

Heather Harker,
Vice President and Associate General Counsel

Bonnie Turner,
VA Leader

Michelle Manning,
VA Specialist

Thomas E. Duffy,
Senior Vice President and General Counsel and Secretary

Kelly L. Groh,
Senior Vice President and Chief Financial Officer